STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP


The undersigned, desiring to amend the Certificate of
Limited Partnership pursuant to the provisions of Section
17-202 of the Revised Uniform Limited Partnership Act of the
State of Delaware, does hereby certify as follows:
FIRST:  The name of the Limited Partnership is Morgan
Stanley Managed Futures LV, L.P.
SECOND:  Article 4 of the Certificate of Limited Partnership
is amended to read in full as follows:
	?4.	The address of the principal office of the
Partnership is c/o Demeter Management LLC, 522 Fifth
Avenue, 13th Floor, New York, NY 10036.?
THIRD:  Article 5 of the Certificate of Limited Partnership
is amended to read in full as follows:
	?5.	The name and mailing and street address of the
business of the sole general partner is as follows:
Name						Street and Mailing Address

Demeter Management LLC		522 Fifth Avenue, 13th Floor
						New York, New York 10036?

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 1st day of June, 2009.

					DEMETER MANAGEMENT LLC
					General Partner

				By:	/s/Walter J. Davis_________________
					Walter J. Davis
					President

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